UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2004

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01   Entry into a Material Definitive Agreement.

     On October 6, 2004, Harris Corporation (the “Company” or “Harris”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) to acquire (the “Encoda Acquisition”) all of the capital stock and equity of Encoda Systems Holdings, Inc. (“Encoda”) upon the terms and subject to the conditions contained in the Merger Agreement. The aggregate purchase price for Encoda is approximately $340,000,000, subject to certain adjustments as set forth in the Merger Agreement. The indebtedness of Encoda and the related transaction expenses will be extinguished and paid-off at closing out of the $340,000,000 price. Harris will pay for the Encoda Acquisition with available cash on hand.

     The closing of the Encoda Acquisition is conditioned upon, among other things, customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The Encoda Acquisition is expected to close during the Company’s second fiscal quarter.

     No assurances can be given that the Encoda Acquisition will be consummated or, if such acquisition is consummated, as to the final terms of such acquisition. A copy of the Merger Agreement is attached to this Current Report as Exhibit 2.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Merger Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement.

     Item 7.01   Regulation FD Disclosure.

     A press release dated October 6, 2004, discussing the Merger Agreement and the Encoda Acquisition is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Item 7.01, including the accompanying exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statement

     Statements in this Current Report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements in this Form 8-K relate to the timing of the closing of the Encoda Acquisition. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

     Item 9.01   Financial Statements and Exhibits.

                        (a)   Financial statements of business acquired. Not applicable.

                        (b)   Pro forma financial information. Not applicable.

                        (c)   Exhibits.
                                The following exhibit is filed herewith:

                                 2.1     Agreement and Plan of Merger, dated as of October 6, 2004, by and among
                                           Harris Corporation, Sunshine Merger Corp. and Encoda Systems
                                           Holdings, Inc.

                                The following exhibit is furnished herewith:

                                 99.1   Press Release, issued by Harris Corporation on October 6, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Bryan R. Roub
	Name:	Bryan R. Roub
	Title:	Senior Vice President and Chief Financial Officer

Date: October 6, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of October 6, 2004, by and among Harris Corporation, Sunshine Merger Corp. and Encoda Systems Holdings, Inc.

99.1	Press Release, issued by Harris Corporation on October 6, 2004 (furnished pursuant to Item 7.01 and not filed).